            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 20, 1998, accompanying the financial statements and financial highlights of Navellier Aggressive Small Cap Equity Portfolio, a series of shares of Navellier Series Fund, appearing in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in Pre-Effective Amendment No. 7 to the Registration Statement on Form N-14 of Navellier Performance Fund. We have also issued our reports each dated February 20, 1998, accompanying the financial statements and financial highlights of Navellier Aggressive Growth Portfolio, Navellier Mid Cap Growth Portfolio, Navellier Aggressive Micro Cap Portfolio (formerly "Navellier Aggressive Small Cap Portfolio"), Navellier Small Cap Value Portfolio, Navellier Large Cap Growth Portfolio, Navellier Large Cap Value Portfolio, and Navellier International Equity Portfolio, each a series of shares of Navellier Performance Funds, appearing in the Annual Reports to Shareholders for the year ended December 31, 1997, which are incorporated by reference in the Pre-Effective Amendment No. 7 to the Registration Statement on Form N-14 of Navellier Performance Fund. We consent to the use of the aforementioned reports and to the references to our Firm in the Registration Statement.

                                   /s/ TAIT, WELLER & BAKER
                                   -----------------------------
                                   TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
May 26, 1998